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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

         The following are the Company's subsidiaries as of April 8, 2002. All beneficial interests are wholly-owned by the Company and are included in the Company's consolidated financial statements.

  Name of Subsidiary        State of Organization        Date of Incorporation
  ------------------        ---------------------        ---------------------
   MA Brands, Inc.                Delaware                      9-16-97
     Mador, S.A.             Dominican Republic                 10-29-99